UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 10, 2006
GLOBAL EMPLOYMENT HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51737	43-2069359
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10375 Park Meadows Dr., Suite 375
Lone Tree, Colorado		80124
(Address of Principal Executive Offices)		(Zip Code)
(303) 216-9500
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
On August 10, 2006, the board of directors of Global Employment Holdings, Inc. expanded the size of the board to six and elected Richard Goldman as a new director and member of the audit and compensation committees.
Mr. Goldman, age 50, is the chief operating officer of Birkman International, Inc., a developer and distributor of personality assessment tests. He has held this position since January 2006. He was a self-employed business consultant before assuming this role. From 2001 to 2004, Mr. Goldman was the chief executive officer of Centricon HR (formerly known as Talent Tree EmployHR Services), a human resources outsourcing firm. Prior to that, he was the interim chief executive officer of VisaNow.com, Inc., an internet-based immigration services firm. Mr. Goldman practiced law for 15 years, leaving a full partnership at the Dechert law firm in 1995 to hold several senior management positions at Gevity HR, Inc. (formerly known as Staff Leasing, Inc.), a professional employer organization, including co-chief executive officer and president. Mr. Goldman holds a B.A. from Princeton University and a J.D. from Stanford Law School.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL EMPLOYMENT HOLDINGS, INC.
Date: September 1, 2006	By:	/s/ Dan Hollenbach
Dan Hollenbach
Chief Financial Officer

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